                                                                   EXHIBIT 10.47


                              AGREEMENT BETWEEN THE
                           OFFICE OF INSPECTOR GENERAL
                                     OF THE
                  U.S. DEPARTMENT OF HEALTH AND HUMAN SERVICES
                                       AND
                            BEVERLY ENTERPRISES, INC.
                           REGARDING THE OPERATIONS OF
                      BEVERLY ENTERPRISES-CALIFORNIA, INC.
       PRIOR TO ITS EXCLUSION PURSUANT TO 42 U.S.C. SECTION 1320a-7(a)(1)

         1. This Agreement is entered into between the Office of Inspector General ("OIG") of the United States Department of Health and Human Services ("HHS") and Beverly Enterprises, Inc. ("Beverly") (collectively, the "parties"). This Agreement addresses the arrangement between the parties regarding the operations of certain Beverly nursing facilities and of Beverly Enterprises-California, Inc. ("Beverly-California"), after its conviction and prior to its exclusion, as further described below.

         2. Beverly-California will enter a plea of guilty and be convicted in the Northern District of California of one count of wire fraud (18 U.S.C.
Section 1343) and 10 counts of false statements (18 U.S.C. Section 1001) (the entry of the Judgment in this matter is hereinafter referred to as the "Conviction"). Beverly, Beverly-California, and the OIG agree that as a result of the Conviction, Beverly-California will be subject to mandatory exclusion from participation in all Federal health care programs pursuant to 42 U.S.C.
Section 1320a-7(a)(1).

         3. At the time of the Conviction, Beverly-California will be comprised of the 10 nursing facilities listed on Exhibit A (the "Facilities").

         4. In order to ensure that the mandatory exclusion of Beverly-California will not result in disruption or harm to the residents of the Facilities, Beverly agrees that the Facilities shall be divested from Beverly-California to unrelated parties in a manner consistent with this Agreement and the OIG agrees to withhold notice of exclusion in a manner consistent with this Agreement.

         5. Beverly agrees that to the extent the interests of Beverly-California in any Facilities are not divested to unrelated parties, Beverly must ensure that the only interest in such Facilities held by Beverly-related entities after the time of Conviction will be the interest in the Facilities held by Beverly-California.

         6. Beverly shall operate the Facilities in a manner consistent with this Agreement. Beverly shall not attempt to transfer the Facilities to any related entity, subsidiary, or affiliate of Beverly other than Beverly-California. Beverly shall not: close the Facilities prior to any exclusion, convert the Facilities to "private pay," or transfer residents eligible for coverage by Federal health care programs from the Facilities unless such residents request transfers.

         7. Within 120 days after the Conviction, Beverly (or Beverly-California) shall be Under Contract (as defined in paragraph 17) with unrelated third parties to divest itself, absolutely and in good faith, of any interest in the Facilities, including such additional ancillary assets it owned within the Facilities as are necessary to assure the operability and marketability of the Facilities. Beverly also shall make all arrangements within its control that are necessary to assure the operability and marketability of the Facilities until such time as Beverly-California divests itself of all interest in the Facilities as required under this Agreement.

         8. Until Beverly and Beverly-California have completely divested themselves of ownership of all of the Facilities and new owners are operating all of the Facilities, Beverly shall: (a) ensure that employees provide the legally required quality of care to the Facilities' residents and meet all of the requirements applicable to nursing facilities participating in Medicare and other Federal health care programs, e.g., 42 C.F.R. Part 483; and (b) take such actions as are necessary to maintain the present marketability, viability, and competitiveness of all of the Facilities, and to prevent the destruction, removal, wasting, deterioration, or impairment of any of the Facilities or the assets and businesses ancillary to the Facilities (except for ordinary wear and tear). If a temporary manager appointed pursuant to paragraph 12 is managing a Facility, Beverly is responsible to meet the requirements of this paragraph only to the extent that Beverly has control over the Facility and its employees. Nothing in this Agreement shall limit the ability of the Health Care Financing Administration to take whatever enforcement actions it deems necessary against Beverly facilities should it determine that quality of care has deteriorated in a manner that causes a facility not to be in substantial compliance with Federal certification requirements at 42 C.F.R. Part 483. Nothing in this Agreement shall limit Beverly's rights in any such enforcement proceedings.

         9. As soon as possible and prior to entering actively into divestiture negotiations, Beverly shall provide the OIG with written notice of the identity of potential future operators of the Facilities. Beverly agrees that Beverly-California shall only become Under Contract to divest its interest in the Facilities to third-party operators who have been approved by the OIG. The OIG agrees that it will not unreasonably withhold consent to the divestiture of Beverly's (or Beverly-California's) interest in any of the Facilities (or to the transfer of Facilities' provider agreements) to qualified third-party nursing home operators. Once Beverly has provided the identity of potential future operators of a Facility, the time periods applicable to that Facility shall be tolled until the OIG provides Beverly with written notice of: (a) approval of at least one such potential future operator; or (b) disapproval of the proposed future operators and the grounds for such disapproval. The OIG agrees to provide written assurance to any approved potential future operator that, upon divestiture, a Facility will be permitted to operate free from any encumbrances or limitations imposed by this Agreement or the Conviction of Beverly-California.

         10. Within 120 days after the Conviction, Beverly may notify the OIG in writing of its inability to find a third party willing or able to enter into a contract to divest Beverly-California of its interest in any Facility and request substitution for such a Facility or appointment of a Trustee. Such a notice shall include a description of Beverly's efforts to identify such a third party for the Facility. After receiving such notification and considering Beverly's report, the OIG, in its sole discretion, may replace the Facility identified by Beverly with any appropriate nursing facility owned by Beverly or any of its subsidiaries chosen by the OIG (such a facility shall be referred to as an "Alternate Facility") or appoint a Trustee. In addition, if any Facility is not Under Contract within 120 days after the Conviction, the OIG, in its sole discretion, may substitute an Alternate Facility for such a Facility. If the OIG exercises the authority described in this paragraph to substitute a Facility, Beverly shall immediately take all necessary steps to divest the Alternate Facility in a manner consistent with this Agreement. Ownership of the substituted original Facility shall not be transferred from Beverly-California until the Alternate Facility has been divested in a manner consistent with this Agreement to a purchaser not affiliated with Beverly. Upon divestiture of an Alternate Facility, the substituted original Facility may be transferred to any Beverly entity or third party and may continue to operate free from any encumbrances or limitations imposed by this Agreement or the Conviction of Beverly-California.

         11. In the event that, pursuant to paragraph 10, the OIG notifies Beverly that it must substitute an Alternate Facility for a Facility, that Alternate Facility will then be treated as one of the original Facilities for the purposes of this Agreement. Thus, the obligations of Beverly under this Agreement related to Facilities shall apply to any Alternate Facility for which the OIG has given notice to Beverly to transfer ownership, e.g., Beverly shall be obligated to divest the Alternate Facility as if it had been a Facility listed on Exhibit A at the time of the Conviction. However, with respect to an Alternate Facility, the time limits set forth in this Agreement shall be extended by 60 days plus the number of days (if any) that elapsed between Beverly's submission of the notice described in paragraph 10 and the OIG's acceptance of substitution of that Alternate Facility in response to that notice. If Beverly is not Under Contract to divest itself of all interest in the Alternate Facility within the amended time period (the original deadline plus 60 days plus the number of days that elapsed between Beverly's submission of the notice described in paragraph 10 and the OIG's substitution of that Alternate Facility in response to that notice), the OIG shall have the authority to use the remedies set forth in this Agreement with respect to that Alternate Facility.

         12. If Beverly (or Beverly-California) is not Under Contract for divestiture of the interest of Beverly-California in any one or more of the Facilities within 120 days after the Conviction, the OIG may appoint a temporary manager for that Facility. If the OIG (or its authorized representative) appoints a temporary manager, the temporary manager shall have full authority to manage the Facility in a commercially reasonable manner for up to 120 days or until another facility is substituted for such Facility pursuant to the provisions of this Agreement. If Beverly (or Beverly-California) is not Under Contract for the divestiture of at least eight of the Facilities within 120 days after the Conviction, the OIG has the authority to appoint a Trustee who shall be authorized to divest Beverly (or Beverly-California) of its interest in the Facilities that remain undivested. If the OIG appoints a Trustee, the Trustee will also have full authority to operate any Facilities not Under Contract on terms determined by the OIG, but shall not otherwise be permitted to obligate Beverly beyond 120 days, or, if the Facility becomes Under Contract within 120 days, beyond the time of divestiture. The temporary manager and/or Trustee will report directly to the OIG or OIG's designee (e.g., the appropriate state agency). Beverly shall pay the reasonable costs associated with all temporary managers and/or Trustees appointed pursuant to this Agreement.

         13. Beverly and the OIG agree to the following provisions for the imposition of penalties, in the OIG's sole discretion, in the event the Facilities (or Alternate Facilities to the extent that they are substituted for Facilities) are not divested in a manner consistent with this Agreement. For each day after the 120th day after the Conviction that a Facility is not Under Contract, the OIG may impose penalties on Beverly of up to $10,000 per day per facility for each such Facility (up to a limit of 180 days of such penalties for any particular Facility). The 120-day time frame of this paragraph shall be extended by 60 days with respect to any Facility that was originally an Alternate Facility. Beverly agrees not to contest these penalties in any state or federal court or administrative forum, except that Beverly may seek review of a penalty under this Agreement as if the penalty were a Stipulated Penalty described in section X.A.1 of the Corporate Integrity Agreement entered into between Beverly and the OIG on or about the date of this Agreement. The only issues in such a proceeding will be whether: (a) any Facility was not Under Contract after the 120th day after the Conviction (or 180th day after the Conviction with respect to former Alternate Facilities); and (b) for how long after the 120th day after the Conviction (or 180th day after the Conviction with respect to former Alternate Facilities) such Facility was not Under Contract.

         14. In exchange for the above agreements made by Beverly and Beverly-California in this Agreement, the OIG agrees that it will not implement an exclusion of Beverly-California based on the Conviction until after the earlier of: (1) the date on which Beverly-California has fully divested itself of the Facilities; or (2) the 120th day after the Conviction (except to the extent that the time frame applicable to a Facility has been extended pursuant to paragraph 11), except that the OIG will not exclude Beverly-California while a Facility is Under Contract. The OIG retains sole discretion to determine the date of implementation of any exclusion after the conditions set forth in this paragraph have been met.

         15. Upon written notice from the OIG (consistent with paragraph 14), Beverly-California hereby agrees to be permanently excluded pursuant to 42 U.S.C. Section 1320a-7(a)(1) from participation in Medicare, Medicaid, and all other Federal health care programs as defined in 42 U.S.C. Section 1320a-7b(f). Such exclusion will have national effect and will also apply to all other Federal procurement and non-procurement programs. Beverly-California waives any further notice of the exclusion and agrees not to contest the exclusion either administratively or in any state or federal court.

         16. If the OIG determines that Beverly owes money due to any of the provisions of this Agreement, e.g., paragraphs 12 or 13, the OIG shall make a written request for payment to Beverly including the amount owed and instructions for paying. Beverly agrees to promptly pay such amounts upon receiving such a request, except that if Beverly exercises its review rights under paragraph 13 Beverly shall promptly pay any amount owed if and when it is due under the process referenced in that paragraph. If Beverly does not make payment as instructed by the OIG within 10 days of receiving the request for payment (either under this paragraph or under the process referenced in paragraph 13), the OIG may: (a) file an action for specific performance of this Agreement; (b) offset the remaining unpaid balance, inclusive of interest (calculated at 10% per annum, compounded daily, from the date the request for payment was received by Beverly), from any amounts due and owing to Beverly by any department, agency, or agent of the United States at the time of default; and/or (c) exercise any other right granted by law, or under the terms of this Agreement, or recognizable at common law or in equity. Except as provided for under the review process described in paragraph 13, Beverly agrees not to contest any offset imposed pursuant to this provision, either administratively or in any state or federal court. In addition, Beverly will pay the OIG all reasonable costs of collection and enforcement of this Agreement, including attorney's fees and expenses.

         17. For the purposes of the Agreement, a Facility shall be considered "Under Contract" if Beverly has entered into a definitive agreement to divest, to an unrelated third party, its interest in the Facility and has provided to the appropriate state agency a notice of its intent to transfer its interest in and the operation of the Facility, with a copy of the divestiture agreement, if required. Notwithstanding the previous sentence, the Facility cannot become Under Contract if: (a) Beverly has failed to provide notice to the OIG required by paragraph 9 regarding the proposed future operator(s); or (b) the OIG has notified Beverly of its disapproval of the proposed future operator(s) consistent with paragraph 9. In the event a Facility becomes Under Contract and the appropriate state agency subsequently disapproves the proposed divestiture, the Facility will no longer be considered Under Contract for the purposes of this Agreement. As explicitly set forth in other paragraphs, the applicable time frames set forth in this Agreement shall be tolled with respect to a Facility while that Facility is Under Contract. Such time periods shall further be tolled during any time period that Beverly has an outstanding request for: (1) substitution of a Facility pursuant to paragraph 10; or (2) an extension of time pursuant to paragraph 18. The tolling of the time periods applicable to one Facility shall not affect the time periods applicable to the other Facilities.

         18. If, prior to the 120th day after the Conviction, at least eight of the Facilities are Under Contract, Beverly may request an extension of time to become Under Contract with respect to the remaining Facilities. With any such request, Beverly shall provide the OIG with a description of Beverly's efforts to become Under Contract with respect to the Facility and a timetable for having the Facility Under Contract and completing the divestiture of the Facility. After receiving such request and reasonably considering Beverly's report, the OIG, in its sole discretion, may deny the request or grant an extension that the OIG deems appropriate. Notwithstanding any other provision in this Agreement, if OIG grants the timely written request for extension, penalties for failure to meet time frames shall not begin to accrue until one day after Beverly fails to meet the revised deadline set by OIG. Notwithstanding any other provision in this Agreement, if OIG denies such a timely written request, penalties shall not begin to accrue until two (2) business days after Beverly receives OIG's written denial of such request.

         19. This Agreement expires when Beverly-California receives notice of exclusion from participation in the Federal health care programs.

         20. This Agreement shall be binding on the successors, assigns, and transferees of Beverly (except that the obligations of this Agreement shall not apply to facilities that Beverly or a Beverly successor does not own or operate).

         21. This Agreement shall become final and binding on the date the final signature is obtained on the Agreement. This Agreement may be executed in counterparts, each of which constitutes an original and all of which constitute one and the same agreement.

         22. Any modifications to this Agreement shall be made with the prior written consent of the parties to this Agreement.

         23. The undersigned Beverly signatories represent and warrant that they are authorized to execute this Agreement and the undersigned OIG signatory represents that he is signing this Agreement in his official capacity and that he is authorized to execute this Agreement.

              The remainder of this page intentionally left blank.

         ON BEHALF OF BEVERLY





-----------------------------------------         ---------------------
DAVID BANKS                                             DATE
Chief Executive Officer
Beverly Enterprises, Inc.



-----------------------------------------         ---------------------
MARK BIROS, Esq.                                        DATE
Proskauer Rose LLP
1233 20th Street, NW
Suite 800
Washington, DC 20036-2396


                  ON BEHALF OF THE OFFICE OF INSPECTOR GENERAL
                 OF THE DEPARTMENT OF HEALTH AND HUMAN SERVICES





-----------------------------------------         ---------------------
LEWIS MORRIS                                            DATE
Assistant Inspector General for Legal Affairs
Office of Inspector General
U. S. Department of Health and Human Services

Exhibit A

1.  Beverly Manor, Escondido, California;

2.  Beverly Manor, San Francisco, California;

3.  College Oak Nursing and Rehabilitation Center, Sacramento, California;

4.  Hy-Long Convalescent Center, Sunnyvale, California;

5.  Torreno Gardens, Los Gatos, California;

6.  Hearthstone Nursing Center, St. John, Kansas;

7.  Countryside Estates, Iola, Kansas;

8.  Hospitality of Macon, Macon, Georgia;

9.  Beverly Health and Rehabilitation Center, Aiken, South Carolina;

10.  Pinewood Terrace, Colville, Washington.